Exhibit 99.1

11695 Johns Creek Pkwy. Johns Creek, GA 30097

NEWS RELEASE

For media information:	For investor information:

Mike O’Sullivan	Gregg Swearingen
(937) 242-4786	(937) 242-4600
mike.osullivan@teradata.com	gregg.swearingen@teradata.com

For Release on May 5, 2011

Teradata Announces 2011 First Quarter Results

•	First-quarter revenue grew 18 percent, up 16 percent in constant currency (1)

•	Operating income increased 6 percent, up 27 percent on a non-GAAP basis(2)

•	GAAP EPS was $0.38 in the first quarter of 2011, versus $0.39 in the first quarter of 2010

•	Non-GAAP EPS in first quarter 2011 was $0.48 versus $0.41 in the first quarter of 2010(2)

ATLANTA – Teradata Corporation (NYSE: TDC) reported revenue of $506 million for the quarter ended March 31, 2011, an increase of 18 percent from $429 million in 2010. The first quarter revenue comparison included 2 percentage points of benefit from currency translation.(1)

Included in Teradata’s results reported under U.S. Generally Accepted Accounting Principles (GAAP) for the first quarter of 2011 was $6 million of acquisition-related purchase accounting adjustments in connection with the acquisition of Aprimo, Inc. (Aprimo), $7 million of transaction, integration and reorganization costs, $3 million of amortization of acquisition-related intangible assets and $9 million of stock-based compensation expense. Teradata’s 2010 first quarter results included $5 million of stock-based compensation expense.

Gross margin in the first quarter was 54.3 percent compared to 55.0 percent in the first quarter of 2010. Excluding the items mentioned above, gross margin was 55.7 percent in the first quarter of 2011, an increase from 55.2 percent in the first quarter of 2010.(2) The increase in non-GAAP gross margin from the strong prior-year period resulted from an increase in product gross margin, which was somewhat offset by a decrease in consulting services gross margin as Teradata invests to grow its consulting services business to meet market demand.

Net income reported for the first quarter of 2011 was $65 million, or $0.38 per diluted share, which compared to net income of $67 million, or $0.39 per diluted share, in the first quarter of 2010. Excluding the special items, non-GAAP EPS was $0.48 in the first quarter of 2011, versus $0.41 in the first quarter of 2010.(2)

“Teradata is off to a strong start in 2011 with first quarter revenue growth of 18 percent,” said Mike Koehler, president and chief executive officer of Teradata. “Corporations are faced with the challenge of managing and extracting value from data that continues to grow exponentially. In addition, the new data elements coming from sources such as web interactions, social media, mobile computing, and sensors are providing new opportunities for businesses to innovate and compete with analytics. This is placing extreme requirements on data warehouses to scale and manage complexity like we have never seen before - which is where Teradata excels.”

Regional Operating Segment Results

Teradata reports its results in three regional operating segments.

Americas

Teradata generated $307 million of revenue in its Americas region in the first quarter of 2011, up 22 percent from $252 million in the first quarter of 2010. Currency translation benefited revenue growth in the Americas by 1 percentage point in the first quarter. (1)

Gross margin in the Americas region in the first quarter of 2011 was 57.0 percent, versus 57.9 percent achieved in the first quarter of 2010. The gross margin decline from the strong prior-year period resulted from lower consulting margin due to headcount additions to meet increased demand, which was offset in part by higher product margin as compared to the first quarter of 2010.

Europe, Middle East and Africa (EMEA)

Revenue in Teradata’s EMEA region in the first quarter of 2011 was $125 million, up 18 percent from $106 million generated in the first quarter of 2010. Currency translation benefited the revenue comparison in the EMEA region by 3 percentage points. (1)

Gross margin in the EMEA region in the first quarter of 2011 was 56.0 percent, up from 53.8 percent reported in the first quarter of 2010 due to a higher product gross margin, which was offset somewhat by lower consulting gross margin resulting from head count additions to meet increased demand.

Asia Pacific / Japan (APJ)

Teradata generated $74 million of revenue in its APJ region in the first quarter of 2011, a 4 percent increase from $71 million in the first quarter of 2010. The revenue comparison in the APJ region benefited by 7 percentage points from currency translation. (1)

Gross margin in the APJ region in the first quarter of 2011 was 40.5 percent, compared to 46.5 percent in the first quarter of 2010. Gross margin declined in the quarter due to a greater proportion of services revenue (as compared to product revenue) which has a lower gross margin than product revenue, as well as lower consulting margins, versus the prior-year period.

Operating Income

First-quarter operating income of $91 million improved from $86 million reported in the first quarter of 2010. Excluding the items previously mentioned, non-GAAP operating income increased 27 percent to $116 million.(2) In the quarter, higher revenue more than offset increased investment in selling, general and administrative expense and research and development expense, as well as the inclusion of Aprimo operating expenses.

Other Items

The effective income tax rate in the first quarter of 2011 was 28 percent, which compared to a 22 percent tax rate in the prior-year period. The tax rate in the first quarter of 2010 benefited from the recognition of certain foreign net operating loss carry-forwards resulting from an audit settlement in the first quarter of 2010.

Cash Flow

During the first quarter of 2011, Teradata generated $106 million of cash from operating activities, compared to $138 million in the prior-year period. The decrease in cash from operating activities was primarily due to the timing of transactional activity. Capital expenditures in the first quarter totaled $27 million compared to $21 million in the first quarter of 2010. Teradata generated $79 million of free cash flow (cash from operations less capital expenditures for property and equipment and additions to capitalized software) (3) in the first quarter of 2011, versus $117 million in the same period in 2010.

	For the Periods Ended March 31
	(in millions)
	Three Months
	2011	2010

Net Income (GAAP)	$65	$67

Cash provided by operating activities (GAAP)	$106	$138
Less capital expenditures for:
Expenditures for property and equipment	(8)	(6)
Additions to capitalized software	(19)	(15)

Total capital expenditures	(27)	(21)

Free Cash Flow (non-GAAP measure) (3)	$79	$117

Balance Sheet

Teradata ended the first quarter of 2011 with $778 million in cash and short-term investments, a $105 million decrease from December 31, 2010. As of March 31, 2011, Teradata had total debt of $300 million under its revolving credit facility.

On January 21, 2011, Teradata completed its acquisition of Aprimo and funded the purchase by using $200 million of net cash and by drawing-down the full $300 million borrowing capacity from the Company’s existing revolving credit facility.

Subsequent to the end of the first quarter, Teradata completed its acquisition of Aster Data Systems, Inc (Aster Data) on April 5, 2011. Teradata funded the purchase of Aster Data by utilizing funds from a new $300 million long-term loan facility, which is not reflected in the Teradata’s balance sheet as of March 31, 2011.

Also subsequent to March 31, 2011, the Company repaid $280 million of the $300 million previously drawn on the revolving credit facility largely from cash collected from accounts receivables in April.

2011 Outlook

Teradata is increasing its expectation for full-year 2011 revenue growth to 14-16 percent. Teradata anticipates that currency fluctuations will benefit the year-over-year revenue comparison by approximately 4 percentage points, based on currency rates on April 29, 2011.

GAAP earnings per share in 2011 is expected to be in the $1.76 to $1.86 range. Due to Teradata’s increased expectation for full-year revenue growth, the company now expects it will be able to more than absorb the anticipated $0.03 of EPS dilution from the acquisition of Aster Data and therefore is increasing its prior 2011 non-GAAP EPS guidance to $2.13 to $2.23. Teradata excludes estimated purchase accounting adjustments, amortization of acquisition-related intangible assets, stock-based compensation expense, as well as transaction, integration and reorganization costs to arrive at non-GAAP earnings per share.

2011 First-Quarter Earnings Conference Call

A conference call is scheduled today at 8:30 a.m. (ET)to discuss the company’s first-quarter 2011 results. Access to the conference call, as well as a replay of the call, is available on Teradata’s web site at www.teradata.com/investor.

Supplemental financial information regarding Teradata’s operating results is also available on the Investor Relations page of Teradata’s web site.

About Teradata

Teradata Corporation (NYSE: TDC) is the world’s leader in data warehousing and integrated marketing management through its database software, data warehouse appliances, and enterprise analytics. For more information, visit teradata.com.

# # #

Teradata is a trademark or registered trademark of Teradata Corporation in the United States and other countries.

1.	The impact of currency is determined by calculating the prior-period results using the current-year monthly average currency rates. See the foreign currency schedule on the Investor Relations page of the company’s web site www.teradata.com/investor.

	For the Periods Ended March 31 (in millions) Three Months
	2011	2010	% Chg As Rept’d	% Chg CC
Revenue
Products (software/hardware)	$235	$200	18%	16%

Consulting services	145	117	24%	21%
Maintenance services	126	112	13%	10%

Total services	271	229	18%	16%

Total revenue	$506	$429	18%	16%

	2011	2010	% Chg As Rept’d	% Chg CC
By segment/region
Americas region	$307	$252	22%	21%
EMEA region	125	106	18%	15%
APJ region	74	71	4%	(3%)

Total revenue	$506	$429	18%	16%

2.	Teradata reports its results in accordance with Generally Accepted Accounting Principles in the United States, or GAAP. However, as described below, the company believes that certain non-GAAP measures (such as free cash flow, non-GAAP EPS and non-GAAP gross margin which excludes certain items) are useful for investors. Our non-GAAP measures are not meant to be considered in isolation or as substitutes for or superior to results determined in accordance with GAAP, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP.

Schedule E of this earnings release, as well as the following table reconciles Teradata’s actual and projected results and earnings per diluted share, or EPS, under GAAP to the company’s actual and projected non-GAAP results and EPS for the periods presented, which exclude certain items. Our management regularly uses supplemental non-GAAP financial measures, such as EPS, gross margin and operating income excluding certain items, internally to understand, manage and evaluate our business and support operating decisions. The company believes such non-GAAP financial measures (1) provide useful information to investors regarding the underlying business trends and performance of the company’s ongoing operations, (2) are useful for period-over-period comparisons of such operations and results, that may be more easily compared to peer companies and allows investors a view to the company’s operating results during the integration period of the acquisitions of Aprimo and Aster Data, (3) provide useful information to management and investors regarding present and future business trends, and (4) provide consistency and comparability with past reports and projections of future results.

Reconciliation of GAAP to Non-GAAP Measures:	Q1 2011	Q1 2010	2011 Guidance
Diluted Earnings Per Share (GAAP)	$0.38	$0.39	$1.76 -$1.86
Excluding:
Stock-based compensation expense	$0.04	$0.02	$0.12

Purchase accounting adjustments	$0.02		$0.06
Amortization of acquisition-related intangible assets	$0.01		$0.09
Transaction, integration and reorganization related costs	$0.03		$0.10

Adjusted Diluted Earnings Per Share (Non-GAAP)	$0.48	$0.41	$2.13 - $2.23

3.	As described above, the company believes that free cash flow is a useful non-GAAP measure for investors. Teradata defines free cash flow as cash provided/used by operating activities less capital expenditures for property and equipment, and additions to capitalized software. Free cash flow does not have a uniform definition under GAAP and therefore, Teradata’s definition may differ from other companies’ definitions of this measure. Teradata’s management uses free cash flow to assess the financial performance of the company and believes it is useful for investors because it relates the operating cash flow of the company to the capital that is spent to continue and improve business operations. In particular, free cash flow indicates the amount of cash generated after capital expenditures for, among other things, investment in the company’s existing businesses, strategic acquisitions, strengthening the company’s balance sheet, repurchase of company stock and repayment of the company’s debt obligations, if any. Free cash flow does not represent the residual cash flow available for discretionary expenditures since there may be other nondiscretionary expenditures that are not deducted from the measure. This non-GAAP measure is not meant to be considered in isolation or as a substitute for or superior to results determined in accordance with GAAP, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP.

Note to Investors

This news release contains forward-looking statements, including statements as to anticipated or expected results, beliefs, opinions and future financial performance, within the meaning of Section 21E of the Securities and Exchange Act of 1934. Forward-looking statements include projections of revenue, profit growth and other financial items, future economic performance and statements concerning analysts’ earnings estimates, among other things. These forward-looking statements are based on current expectations and assumptions and involve risks and uncertainties that could cause Teradata’s actual results to differ materially. In addition to the factors discussed in this release, other risks and uncertainties could affect our future results, and could cause actual results to differ materially from those expressed in such forward-looking statements. Such factors include those relating to: the global economic environment in general or on the ability of our suppliers to meet their commitments to us, or the timing of purchases by our current and potential customers, and other general economic and business conditions; the rapidly changing and intensely competitive nature of the information technology industry and the enterprise data warehousing business, including the increased pressure on price/performance for data warehousing solutions; fluctuations in our operating results, unanticipated delays or accelerations in our sales cycles and the difficulty of accurately estimating revenues; risks inherent in operating in foreign countries, including the impact of economic, political, legal, regulatory, compliance, cultural, foreign currency fluctuations and other conditions abroad; the timely and successful development, production or acquisition and market acceptance of new and existing products and services, including our ability to accelerate market acceptance of new products and services as well as the reliability, quality and operability of new products because of the difficulty and complexity associated with their testing and production; tax rates; turnover of workforce and the ability to attract and retain skilled employees; availability and successful exploitation of new acquisition and alliance opportunities; our ability to execute integration plans for newly acquired entities, including the possibility that expected synergies and operating efficiencies may not be achieved, that such integration efforts may be more difficult, time-consuming or costly than expected, and that operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the transaction; recurring revenue may decline or fail to be renewed; changes in Generally Accepted Accounting Principles (GAAP) and the resulting impact, if any, on the company’s accounting policies; continued efforts to establish and maintain best-in-class internal information technology and control systems; and other factors described from time to time in the company’s filings with the U.S. Securities and Exchange Commission, including its annual report on Form 10-K and subsequent quarterly reports on Forms 10-Q, as well as the company’s annual reports to stockholders The company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Schedule A

TERADATA CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(in millions, except per share amounts)

	For the Period Ended March 31
	Three Months
	2011	2010	% Chg
Revenue

Products	$235	$200	18%
Services	271	229	18%

Total revenue	506	429	18%

Product gross margin	156	128
% of Revenue	66.4%	64.0%
Services gross margin	119	108
% of Revenue	43.9%	47.2%

Total gross margin	275	236
% of Revenue	54.3%	55.0%

Selling, general and administrative expenses	150	118
Research and development expenses	34	32

Income from operations	91	86
% of Revenue	18.0%	20.0%

Other expense, net	(1)	—

Income before income taxes	90	86
% of Revenue	17.8%	20.0%

Income tax expense	25	19

% Tax rate	28%	22%

Net income	$65	$67

% of Revenue	12.8%	15.6%

Net income per common share
Basic	$0.39	$0.40
Diluted	$0.38	$0.39

Weighted average common shares outstanding
Basic	168.4	167.8
Diluted	171.8	170.5

Schedule B

TERADATA CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in millions)

	March 31, 2011	December 31, 2010	March 31, 2010
Assets

Current assets
Cash and cash equivalents	$778	$883	$712
Accounts receivable, net	467	402	334
Inventories	66	65	56
Other current assets	56	56	58

Total current assets	1,367	1,406	1,160

Property and equipment, net	111	105	96
Capitalized software, net	125	116	109
Goodwill	516	136	109
Acquired intangible assets	131	12	3
Deferred income taxes	62	59	75
Other assets	47	49	24

Total assets	$2,359	$1,883	$1,576

Liabilities and stockholders’ equity

Current liabilities
Accounts payable	$98	$102	$81
Payroll and benefits liabilities	99	134	77
Deferred revenue	400	263	326
Other current liabilities	63	70	59

Total current liabilities	660	569	543

Long-term debt	300	—	—
Pension and other postemployment plan liabilities	83	85	81
Other liabilities	42	40	35

Total liabilities	1,085	694	659

Stockholders’ equity
Preferred stock	—	—	—
Common stock	2	2	2
Paid-in capital	706	690	632
Treasury Stock	(399)	(399)	(382)
Retained earnings	949	884	650
Accumulated other comprehensive income	16	12	15

Total stockholders’ equity	1,274	1,189	917

Total liabilities and stockholders’ equity	$2,359	$1,883	$1,576

Schedule C

TERADATA CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in millions)

	For the Period Ended March 31
	Three Months
	2011	2010
Operating activities
Net income	$65	$67

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	18	14
Stock-based compensation expense	9	5
Excess tax benefit from stock-based compensation	(3)	(1)
Deferred income taxes	6	9
Changes in assets and liabilities:
Receivables	(43)	52
Inventories	(1)	(10)
Current payables and accrued expenses	(49)	(67)
Deferred revenue	113	72
Other assets and liabilities	(9)	(3)

Net cash provided by operating activities	106	138

Investing activities
Expenditures for property and equipment	(8)	(6)
Additions to capitalized software	(19)	(15)
Business acquisitions and other investing activities, net	(499)	—

Net cash used in investing activities	(526)	(21)

Financing activities
Repurchases of common stock	—	(71)
Proceeds from credit facility borrowings	300	—
Excess tax benefit from stock-based compensation	3	1
Other financing activities, net	8	5

Net cash provided by (used in) financing activities	311	(65)

Effect of exchange rate changes on cash and cash equivalents	4	(1)

(Decrease) increase in cash and cash equivalents	(105)	51
Cash and cash equivalents at beginning of period	883	661

Cash and cash equivalents at end of period	$778	$712

Schedule D

TERADATA CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in millions)

	For the Period Ended March 31
	Three Months
	2011	2010	% Change As Reported	% Change Constant Currency
Revenue

Americas	$307	$252	22%	21%
EMEA	125	106	18%	15%
APJ	74	71	4%	-3%

Total revenue	506	429	18%	16%

Segment gross margin

Americas	175	146
% of Revenue	57.0%	57.9%
EMEA	70	57
% of Revenue	56.0%	53.8%
APJ	30	33
% of Revenue	40.5%	46.5%

Total gross margin	275	236
% of Revenue	54.3%	55.0%

Selling, general and administrative expenses	150	118
Research and development expenses	34	32

Income from operations	$91	$86

% of Revenue	18.0%	20.0%

Schedule E

TERADATA CORPORATION

RECONCILIATION OF RESULTS - NON-GAAP TO GAAP

(Unaudited)

Reflects the Impact of Special Items

(in millions, except per share amounts)

	For the Periods Ended March 31
	Three Months
	2011				2010
	GAAP	Equity Compensation Expense [2]	Other Special Items [2]	Non-GAAP Excluding Stock Comp. Expense and Special Items [1]	GAAP	Equity Compensation Expense [3]	Other Special Items [3]	Non-GAAP Excluding Stock Comp. Expense and Special Items [1]	% Change Non-GAAP Yr/Yr

Revenue
Products	$235	$—	$(6)	$241	$200	$—	$—	$200	21%
Services	271	—	—	271	229	—	—	229	18%

Total revenue	506	—	(6)	512	429	—	—	429	19%

Gross margin

Products	156	—	(7)	163	128	—	—	128	27%
% of Revenue	66.4%			67.6%	64.0%			64.0%
Services	119	(1)	(2)	122	108	(1)	—	109	12%
% of Revenue	43.9%			45.0%	47.2%			47.6%

Total gross margin	275	(1)	(9)	285	236	(1)	—	237	20%
% of Revenue	54.3%			55.7%	55.0%			55.2%

Selling, general and administrative expenses	150	7	7	136	118	3	—	115
Research and development expenses	34	1	—	33	32	1	—	31

Total expenses	184	8	7	169	150	4	—	146	16%
% of Revenue	36.4%			33.0%	35.0%			34.0%

Income from operations	91	(9)	(16)	116	86	(5)	—	91	27%
% of Revenue	18.0%			22.7%	20.0%			21.2%

Other expense, net	(1)	—	—	(1)	—	—	—	—

Income before income taxes	90	(9)	(16)	115	86	(5)	—	91	26%

Income tax expense	25	(3)	(5)	33	19	(2)	—	21

% Tax rate	28%			29%	22%			23%

Net income	$65	$(6)	$(11)	$82	$67	$(3)	$—	$70	17%

% of Revenue	12.8%			16.0%	15.6%			16.3%

Net income per common share
Basic income per share	$0.39	$(0.04)	$(0.06)	$0.49	$0.40	$(0.02)	$—	$0.42	17%

Diluted income per share	$0.38	$(0.04)	$(0.06)	$0.48	$0.39	$(0.02)	$—	$0.41	17%

Weighted average common shares outstanding
Basic	168.4			168.4	167.8			167.8
Diluted	171.8			171.8	170.5			170.5

1)	While Teradata reports its results using generally accepted accounting principles in the U.S. (GAAP), certain non-GAAP financial measures may be used to reflect operational performance and to determine the effectiveness of its business management. Certain special items may be segregated from our GAAP results from time-to-time to reflect the on-going Earnings Per Share performance of the company. Non-GAAP measures should not be used as a substitute for, or superior to, the company's reported GAAP results.
2)	Special items for the three months ended March 31, 2011 includes $9 million ($6 million after-tax) for equity compensation expense, as well as $6 million for acquisition-related purchase accounting adjustments, $7 million for acquisition-related transaction, integration and reorganization expenses, and $3 million for amortization of acquired intangible assets, with an offsetting tax impact of $5 million.
3)	Special items for the three months ended March 31, 2010 includes $5 million ($3 million after-tax) for equity compensation expense.